SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

ACTIVE POWER, INC.

(Exact Name of Registrant as Specified in Its Charter)

000-30939

(Commission File Number)

Delaware	74-2961657
(State of Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12, Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

(512) 836-6464

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On March 16, 2005 Active Power, Inc. elected Brad Boston to its Board of Directors. Mr. Boston will serve as a Class III director with a term which will expire at Active Power’s 2006 Annual Meeting of Stockholders.

Mr. Boston has served as Senior Vice President and CIO of Cisco Systems, Inc. since August 2001. From June 2000 to July 2001, Mr. Boston served as the Executive Vice President of Operations at Corio, an enterprise-focused Internet application service provider. Prior to joining Corio, Mr. Boston was Executive Vice President of product development and delivery at the Sabre Group. He also held executive positions at American Express, Visa, United Airlines/Covia and at American National Bank and Trust Company of Chicago. Mr. Boston serves on the Board of Directors of Mercury Interactive Corporation as well as one private company. Mr. Boston also serves on the Harvard Group Board of Advisors and on the E-business Advisory Board for Texas Christian University M.J. Neeley School of Business. Mr. Boston holds a B.S. in Computer Science from University of Illinois.

Item 9.01. Exhibits and Financial Statements.

(c)	Exhibits

Exhibit 99.1     Press Release dated March 18, 2005

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Dated: March 21, 2005	By:	/s/ Joseph F. Pinkerton III
Joseph F. Pinkerton III Chairman of the Board, President and Chief Executive Officer